                 FIRST AMENDMENT TO RECEIVABLES
                       PURCHASE AGREEMENT


         FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated

as of March 31, 1995 (the "Amendment") between ECKERD CORPORATION

(the "Seller") and THREE RIVERS FUNDING CORPORATION (the

"Buyer").


                           WITNESSETH:



         WHEREAS, the Seller and the Buyer entered into that

certain Receivables Purchase Agreement dated as of January 26,

1995 (the "Agreement"), pursuant to which the Seller has sold undivided ownership interests in Receivables, and may from time to time hereafter sell undivided ownership interests in

Receivables, to the Buyer; and

         WHEREAS, the parties hereto desire to amend the

Agreement in the manner and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of

the mutual covenants herein contained, the parties hereto agree as follows:

                         I.  DEFINITIONS

         1.   DEFINED TERMS.
         "Amendment Effective Date" means the first date on which

this Amendment shall have been executed and delivered by all of the parties hereto and the conditions precedent set forth in

Section IV hereof shall have been fulfilled.

         Unless otherwise defined herein, capitalized terms used

herein shall have the meanings assigned to them in the Agreement.



                  II.  AMENDMENTS TO AGREEMENT.

         As of the Amendment Effective Date, the Agreement shall

be amended as follows:

         1.   AMENDMENTS TO ARTICLE I.

              (a)  The definition of "Concentration Limit" in

Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

                   "Concentration Limit" shall mean, as of any date of determination, with respect to all of the Receivables owing from a single Obligor, together with Receivables owing from its Affiliates or subsidiaries, an amount equal to six percent (6.00%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period; PROVIDED,
         (i) that the Concentration Limit with respect to Receivables owing from Paid shall be an amount equal to eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as (A) Paid shall be a wholly-owned subsidiary of Merck & Co., Inc. and (B) Merck & Co., Inc. shall have short-term ratings of at least A-1 and P-1 from S&P and Moody's, respectively, and, if rated by Duff, at least D-1 from Duff, (ii) that the Concentration Limit in respect of each Obligor whose

         Receivables are outstanding under a Contract with PCS shall be six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period prior to any adjustment for unapplied cash received from all such Obligors, and
         (iii) that the Buyer may, at any time in its sole discretion, reduce or increase the Concentration Limit for any Obligor through the delivery of a notice to the Seller.

              (b)  The definition of "Credit Loss Reserve" in

Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

                   "Credit Loss Reserve" shall mean, with respect to any Settlement Period, the product of (i) the Credit Loss Reserve Percentage for such Settlement Period and
         (ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables in the Receivables Pool as of the last day of the Accounting Period most recently completed, less (b) the Settlement Period Reserve for such Settlement Period, less (c) the Servicer's Compensation Reserve for such Settlement Period, less (d) the sum, without duplication, of
         (1) the aggregate (determined as of the last day of the Accounting Period most recently completed) for all Obligors of the excess, if any, of the aggregate Account Balances of all Eligible Receivables owing by a single Obligor (calculated prior to any adjustment for unapplied cash received from such Obligor in the case of an Obligor whose Receivables are outstanding under a Contract with PCS) over the Concentration Limit in effect with respect to such Obligor, (2) the aggregate amount by which the Account Balance of Eligible Receivables that are Medicaid Receivables exceeds the Medicaid Receivables Limit and (3) the aggregate amount by which the Account Balance of Eligible Receivables owing under all Contracts with PCS exceeds (A) eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as (I) PCS is a wholly-owned subsidiary of Eli Lilly and Company and (II) Eli Lilly and Company has short-term ratings of at least A-1 and P-1 from S&P and Moody's, respectively, and, if rated by Duff, at least D-1 from Duff, or (B) six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period if either of the conditions specified in clauses (A)(I) and (A)(II) is not satisfied.

              (c)  The definition of "Duff" in Section 1.01 of

the Agreement is hereby amended to read in its entirety as follows:

                   "Duff" shall mean Duff & Phelps Credit Rating
         Co.

              (d)  The definition of "Eligible Receivable" in

Section 1.01 of the Agreement is hereby amended by deleting the word "and" from the end of clause (m) thereof, by redesignating clause (n) thereof as clause (o) thereof, and by adding a new clause (n) thereof as follows:

              (n) is not a receivable with respect to which the Obligor is an Official Body, unless such receivable is a Medicaid Receivable; and

              (e)  The definition of "Insurer" in Section 1.01 of

the Agreement is hereby deleted in its entirety.

              (f)  The definition of "Purchase Notice" in

Section 1.01 of the Agreement is hereby amended by deleting the reference to "4.03(c)" and substituting in its place "4.04".

              (g)  The definition of "Purchase Obligation" in

Section 1.01 of the Agreement is hereby amended by deleting "(a)"

in the reference to "2.01(a)".

              (h)  The definition of "Servicer" in Section 1.01

of the Agreement is hereby amended to read in its entirety as follows:

                   "Servicer" shall mean the Seller, or any Person other than the Seller or its Affiliates which, upon the termination of the Seller as Servicer, succeeds to the functions performed by the Seller as the servicer of the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), pursuant to a Complete Servicing Transfer and a Servicing Agreement.

              (i)  The definition of "Servicing Agreement" in

Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

                   "Servicing Agreement" shall mean any agreement between the Buyer and any Person, other than the Seller or its Affiliates, which contains provisions concerning the servicing of the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), substantially similar to the provisions contained herein, including Sections 5.03, 5.04, 5.06, 6.01, 6.02, 6.04, 6.06 and 6.07 hereof, pursuant to which such Person performs servicing functions in respect of the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified and in effect.

              (j)  Section 1.01 of the Agreement is hereby

amended by adding each of the following definitions in its proper alphabetical position:

                   "Code" shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.
                   "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Seller is a member and which is treated as a single employer under Section 414 of the Code.
                   "Medicaid Receivables Limit" shall mean, as of any date of determination, with respect to the Receivables, an amount equal to twenty percent (20%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period.

                   "Multiemployer Plan" shall mean a
         multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Seller or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                   "PBGC" shall mean the Pension Benefit Guaranty
         Corporation referred to and defined in ERISA or any successor thereto.

                   "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title
         IV of ERISA or Section 412 of the Code that is maintained for employees of the Seller or any ERISA
         Affiliate.

                   "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                   "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I Subtitle E of Title IV of ERISA.

         2.   AMENDMENT TO SECTION 3.01.  Section 3.01 of the

Agreement is hereby amended to read in its entirety as follows:

                   3.01.  BUYER'S ALLOCATION.  The Buyer's
         Allocation on any day of determination shall be a percentage, not in excess of 100%, equal to the quotient of (i) the Investment, divided by (ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables included in the Receivables Pool on the date of determination before giving effect to Collections on such date, less (b) the sum, without duplication, of (1) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor (calculated prior to any adjustment for unapplied cash received from such Obligor in the case of an Obligor whose Receivables are outstanding under a Contract with
         PCS) exceeds the Concentration Limit for such Obligor,
         (2) the aggregate amount by which the Account Balance of Eligible Receivables that are Medicaid Receivables exceeds the Medicaid Receivables Limit and (3) the aggregate amount by which the Account Balance of Eligible Receivables owing under all Contracts with PCS exceeds (A) eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as (I) PCS is a wholly-owned subsidiary of Eli Lilly and Company and (II) Eli Lilly and Company has short-term ratings of at least A-1 and P-1 from S&P and Moody's, respectively, and, if rated by Duff, at least D-1 from Duff, or (B) six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period if either of the conditions specified in clauses (A)(I) and (A)(II) is not satisfied.

         3.   AMENDMENT TO SECTION 6.06.  The first sentence of

Section 6.06(d) of the Agreement is hereby amended to read in its entirety as follows:

         The Buyer may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Purchased Receivable, including any of the Medicaid Receivables (to the extent permitted by applicable Law).

         4.   AMENDMENTS TO SECTION 6.07.  Section 6.07 of the

Agreement is hereby amended as follows:
              (a)  Clause (a) of Section 6.07 of the Agreement is

hereby amended to read in its entirety as follows:

                   (a)  GENERAL.  If at any time a Termination
         Event shall have occurred and be continuing, the Buyer may by notice in writing to the Seller, terminate the Seller's capacity as Servicer in respect of the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable
         Law)(such termination referred to herein as a "Complete Servicing Transfer"), notify Obligors of its interest in the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), take control of each Permitted Lockbox in respect of Non-Medicaid Receivables and each Lockbox Account, and each Medicaid Collection Account (to the extent permitted by applicable Law), and exercise all other incidences of ownership in the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law). After a Complete Servicing Transfer, the Buyer may itself administer, service and collect the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), and in such event may retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Purchased Receivables, including such Medicaid Receivables (to the extent permitted by applicable Law). Alternatively, the Buyer may engage Mellon Bank or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law), and pay to Mellon Bank or such contractors all or a portion of the Servicer's Compensation in consideration thereof.
              (b)  The fourth sentence of clause (c) of

Section 6.07 of the Agreement is hereby amended to read in its entirety as follows:

         The Seller hereby irrevocably grants the Buyer or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps with respect to any Purchased Receivable, including any of the Medicaid Receivables (to the extent permitted by applicable Law), which the Buyer, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Buyer or its designated agent (whether or not from the Seller or any Obligor) in connection with the Participation Interest in the Purchased Receivables, including the Medicaid Receivables (to the extent permitted by applicable Law).

              (c)  The third sentence of clause (e) of

Section 6.07 of the Agreement is hereby amended to read in its entirety as follows:

         The Buyer shall be entitled to notify the Obligors of Purchased Receivables, including Medicaid Receivables (to the extent permitted by applicable Law), to make payments directly to the Buyer of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer, or (iii) a violation by the Seller of the provisions of Section 6.08 hereof.

         5.   AMENDMENT TO SECTION 8.02.  Section 8.02 of the

Agreement is hereby amended by amending clause (f) thereof to read in its entirety as follows:

                   (f)  CONCENTRATION LIMIT.  The Account
         Balances which are reflected in the computation of the Buyer's Allocation do not exceed (i) the applicable Concentration Limit, (ii) the Medicaid Receivables Limit, or (iii) the limit applicable in respect of PCS under Section 3.01(ii)(b)(3).
         6.   AMENDMENTS TO SECTION 9.01.  Section 9.01 of the

Agreement is hereby amended as follows:

              (a) Subclause (3) of clause (i) of Section 9.01 of the Agreement is hereby deleted in its entirety and subclause (4)

of clause (i) thereof is hereby redesignated as subclause (3).

              (b)  Clause (q) of Section 9.01 of the Agreement is

hereby amended to read in its entirety as follows:

         The Seller shall use its best efforts to cause each Contract entered into after the Closing Date with any Notification Obligor in respect of Purchased Receivables to contain provisions permitting the assignment of payments thereunder pursuant to the terms of this Agreement. The Seller shall promptly (A) notify the Buyer of any Notification Obligor which becomes an Obligor after the Closing Date pursuant to a written contract or arrangement which purports to prohibit the assignment of any rights of the Seller under such contract or arrangement without the consent of such Obligor, and (B) deliver, or cause to be delivered, to each Notification Obligor which becomes an Obligor after the Closing Date a Notice of Assignment and use its best efforts to obtain a Confirmation with respect thereto; PROVIDED that a Notice of Assignment need not be delivered to a Notification Obligor if consent to the assignment of the Participation Interest in the Receivables to the Buyer is included in the related Contract.

              (c)  A new clause (t) of Section 9.01 of the

Agreement is hereby added as follows:

                   (t)  COMPLIANCE WITH ERISA.  (1) The Seller
         shall comply in all material respects with the applicable provisions of ERISA and (2) furnish to the Buyer (i) as soon as possible after, and in any event within thirty (30) days after any Responsible Officer of the Seller or any ERISA Affiliate either knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Seller to the PBGC in an aggregate amount exceeding $1,000,000, (A) a copy of the notice of such event required to be given to the PBGC or, if notice is not so required, a statement of an officer of the Seller having responsibility over its employee benefits (a "Benefits Officer") setting forth in reasonable detail the nature of such event and the action proposed to be taken with respect thereto and (B) in the event that a notice is required to be given to the PBGC, as soon as practicable after the reasonable request of the Buyer following receipt a copy of such notice, a statement of a Benefits Officer of the type described in (A) above,
         (ii) promptly after receipt thereof, a copy of any notice the Seller or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within ten (10) days after the due date for filing with the PBGC pursuant to
         Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a copy of such notice, and, as soon as practicable after the reasonable request of the Buyer, a statement of a Benefits Officer setting forth in reasonable detail the nature of such failure and the action proposed to be taken with respect thereto and
         (iv) promptly and in any event within thirty (30) days after receipt thereof by the Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Seller or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

         7.   AMENDMENT TO SECTION 11.07.  Section 11.07 of the

Agreement is hereby amended by adding a new sentence immediately preceding the last sentence reading as follows:

         In the case of each change of Law affecting any right of, or remedy available to, the Buyer with respect to the Medicaid Receivables, or affecting the sale, assignment, payment or collection of, or the granting of a security interest in, the Medicaid Receivables, the Seller shall, upon the Buyer's request, enter into an amendment to this Agreement to reflect such change of Law upon such terms and conditions as are reasonably requested by the Buyer.


              III.  REPRESENTATIONS AND WARRANTIES

         The Seller hereby repeats and reaffirms at the Amendment

Effective Date the representations and warranties of the Seller contained in the Agreement with the same force and effect as though such representations and warranties had been made as of the Amendment Effective Date; PROVIDED, that all references in such representations and warranties to the Agreement shall, at the Amendment Effective Date, refer to the Agreement as amended by this Amendment.

                    IV.  CONDITIONS PRECEDENT

         The occurrence of the Amendment Effective Date shall be

subject to the fulfillment of each of the following conditions:

                   (a) Except as otherwise consented to by the Buyer in writing, the Seller shall be in compliance with all the terms and provisions set forth in the Agreement on its part to be observed or performed and no Termination Event shall have occurred and be continuing under the Agreement.

                   (b) The representations and warranties of the Seller contained in Section III of this Amendment shall be true and correct as if made on and as of the Amendment Effective Date.

                   (c) The Buyer shall have received from the Seller favorable written opinions of counsel to the Seller as to such matters as the Buyer shall reasonably request.


                       V.  MISCELLANEOUS.

         1.   AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT.  The

Seller and the Buyer hereby agree that, except as amended hereby,

the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.  All references to the Agreement in any other agreement or document shall

hereafter be deemed to refer to the Agreement as amended hereby.

         2.   EXECUTION IN COUNTERPARTS.  This Amendment may be

executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same Amendment.

         3.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY

AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK.

         4.   SEVERABILITY OF PROVISIONS.  Any provision of this

Amendment which is prohibited or unenforceable in any

jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without

invalidating the remaining provisions hereof or affecting the ability or enforceability of such provision in any other

jurisdiction.

         5.   CAPTIONS.  The captions in this Amendment are for

convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be executed by their representative officers

thereunder duly authorized as of the date first above written.

                             ECKERD CORPORATION


                             By:_____________________________
                                  Authorized Signatory


                             THREE RIVERS FUNDING CORPORATION


                             By:_____________________________
                                  Authorized Signatory